Exhibit 10.1

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (“Agreement”) is effective as of December 31, 2013 (“Effective Date”) by and between Powin Corporation (“Powin”), a Nevada corporation and Joseph Lu (“Lu”).

Recitals

1.      Lu has previously made a certain loan to Powin represented by Powin’s Promissory Note dated March 11, 2013 (“Note”). The principal balance and accrued interest on the Note as of the Effective Date is $2,098,558.

2.      Powin desires to cause the Note to be repaid and the obligations of Powin represented by the Note to be cancelled, by exchanging the Note for shares of Powin’s Series B Convertible Preferred Stock (“Preferred Stock”).

3.      Lu desires to acquire the shares of the Preferred Stock in exchange for the satisfaction and cancellation of the Note.

4.      Powin and Lu are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the Note for the shares of Preferred Stock.

NOW, THEREFORE, for good and valuable consideration and the mutual covenants set forth herein, the parties agree as follows:

EXCHANGE OF STOCK AND DEBT SECURITIES

1.            Lu hereby agrees to exchange the aggregate principal amount, together with all interest thereon, for shares of Preferred Stock at an exchange price of $1.00 per share   (“Debt Exchange”). Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange shall take place at a closing (“Closing”) effective December 31, 2013 at the offices of Powin. At the Closing, Lu shall deliver the Note for cancellation and Powin shall deliver to Lu a certificate or other satisfactory documentation from Powin’s transfer agent, representing  2,098, 558 shares of the Preferred Stock. The Preferred Stock will be issued in full satisfaction and payment of the Note.

2.            Any certificate representing the Preferred Stock will bear the following legend, together with any and all other legends as may be required pursuant to applicable law:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities law and may not be transferred, sold or otherwise disposed of unless registered under such act applicable state laws or unless an exemption from the registration requirements under such act or applicable state law requirements is available.”

REPRESENTATIONS AND WARRANTIES OF POWIN

Powin hereby represents and warrants to Lu that:

3.            Powin is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate and other power and authority to carry on its business as now being conducted.

4.            Powin’s authorized capital stock  consists of 575,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of Preferred Stock, par value $0.001 per share, of which  8,084 shares are designated as Series A Preferred Stock and 4,200,000 are designated as Series B Convertible Preferred Stock. As of the date of this Agreement, 16,232,839 shares of common stock are issued and outstanding.

5.            Powin has the requisite corporate power and authority to execute and perform its obligations under this Agreement and Powin has taken all necessary corporate action to authorize the execution, deliver and performance of this Agreement and the consummation of the Debt Exchange. This Agreement has been duly executed and delivered by Powin and constitutes the valid and binding agreement of Powin enforceable against it in accordance with its terms.

6.            When issued pursuant to this Agreement in connection with the Debt Exchange, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable and Lu will receive good title to such shares and clear of any liens, claims, security interests or encumbrances.

REPRESENTATIONS AND WARRANTIES OF LU

Lu hereby represents and warrants to Powin that:

7.            Lu has all requisite power and authority to execute and deliver and performs his obligations under this Agreement. All actions required to be taken by him to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

8.            Lu is the record and beneficial holder of the Note and holds the Note free and clear of all claims, liens, security interests and any other encumbrances of any kind or nature whatsoever.

9.            Lu is acquiring   the Preferred Stock for his own account and with no present intention of distributing or sell any of it in violation of the Securities Act of 1933, as amended (“1933 Act”) or any applicable state securities laws. Lu will not sell or otherwise dispose of any of the Preferred Stock unless such sale or disposition has been registered or exempt from registration under the 1933 Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Lu understands that the Preferred Stock has not been registered under the 1933 Act by reason of their issuance in transactions exempt from the registration requirements of the 1933 Act and that the reliance on such exemption is predicated in part in these representations and warranties of Lu. Lu acknowledges and agrees that a restrictive legend as set forth in section 2 of this Agreement will be placed on the certificate for the Preferred Stock.

10.           Lu is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act and has sole investment discretion with respect to the Preferred Stock.

MISCELLANEOUS

11.           This Agreement is to be construed and enforced in accordance with and shall be governed  by the laws of the State of Oregon applicable to contracts executed in and to be fully performed in Oregon.

12.           This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall constitute an original and together shall constitute one Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

POWIN CORPORATION

By:	/s/ Jeffrey Grumbling
Jeffrey Grumbling, President

LU
/s/ Joseph Lu